SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------

                                   FORM 8-A/A
                                 AMENDMENT NO. 1
                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(B) OR (G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                           VANGUARD TAX-MANAGED FUNDS
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

STATE OF DELAWARE                             SEE BELOW
-----------------                             ---------
(STATE OF INCORPORATION OF ORGANIZATION)      (IRS EMPLOYER IDENTIFICATION NO.)

C/O         VANGUARD TAX-MANAGED FUNDS
            P.O. BOX 2600                     19482
            VALLEY FORGE, PA                  (ZIP CODE)
--------------------------
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

     Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered:           Exchange                        I.R.S. Employer
                                                                                Identification Number

Vanguard Europe Pacific ETF Shares              American Stock Exchange         23-3005522

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

     Securities Act registration statement file number to which this form relates: 33-53683

     Securities to be registered pursuant to Section 12(g) of the Act:  None

ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

     Reference is made to the Registrant's Post-Effective Amendment Nos. 28 and 31 to the Registration Statement on Form N-1A (Securities Act file number 33-53683 and Investment Company Act file number 811-07175, respectively (collectively, the "Registration Statement")), which is incorporated herein by reference.

     The purpose of this amendment is to update the name of the exchange-traded share class.

ITEM 2. EXHIBITS

1. Registrant's Agreement and Declaration of Trust, incorporated herein by reference to Exhibit (a) to the Registration Statement.

2. Registrant's Amended and Restated By-Laws, incorporated herein by reference to Exhibit (b) to the Registration Statement.

3. Form of Global Certificate for the Registrant's Securities is filed herewith.

                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                  VANGUARD TAX-MANAGED FUNDS


DATE: July 13, 2007               By:  /S/ HEIDI STAM
                                  ------------------------

                                  Heidi Stam
                                  Secretary

NUMBER
[001]
CAPITAL STOCK

                                   ETF Shares

                     Vanguard Tax-Managed International Fund
                                 A SERIES of the
                           VANGUARD TAX-MANAGED FUNDS
                          (A Delaware Statutory Trust)

         THIS CERTIFIES that CEDE & CO. is the holder of the current outstanding number of ETF Shares issued by the Vanguard Tax-Managed International Fund (the "Fund") shown from time to time on the records of the Vanguard Tax-Managed Funds, a Delaware statutory trust (the "Trust"), as represented by this certificate of the Trust, transferable only on the books and records of the Trust by the holder hereof in person or by duly authorized attorney-in-fact upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the transfer agent of the Trust.

         The registered holder of this Certificate is entitled to all the rights, interest and privileges of a holder of ETF Shares as provided by the Declaration of Trust, the by-laws of the Trust, and the Vanguard Funds Multiple Class Plan as from time to time amended, which are incorporated by reference herein.

         This Certificate is executed on behalf of the Trust and the obligations hereof are not binding upon any of the Trustees, officers or shareholders of the Trust individually, but are binding only upon the assets and property of the Fund.

         IN WITNESS WHEREOF, the said Trust has caused this Certificate to be signed by its duly authorized officer.

Countersigned:                              Dated: July 13, 2007

JPMORGAN CHASE BANK                     VANGUARD TAX-MANAGED FUNDS
(the Transfer Agent)                    (the Trust)

By:                                      /S/ HEIDI STAM
   -------------------------            ----------------------------

   Authorized Signature                 Secretary

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Trust or its transfer agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.